Exhibit 99.2

NEWS

Charter Closes on $2.7 Billion Senior Unsecured Notes

STAMFORD, Connecticut - April 21, 2015 - Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. (collectively, “CCO Holdings”), closed on the sale of $2.7 billion in aggregate principal amount of senior unsecured notes due 2023 (the “2023 Notes”), 2025 (the “2025 Notes”) and 2027 (the “2027 Notes” and, collectively with the 2023 Notes and the 2025 Notes, the “New Notes”). The 2023 Notes total $1,150 million in aggregate principal amount and bear an interest rate of 5.125% per annum. The 2025 Notes total $750 million in aggregate principal amount and bear an interest rate of 5.375% per annum. The 2027 Notes total $800 million in aggregate principal amount and bear an interest rate of 5.875% per annum. The New Notes were issued at par.

The New Notes resulted in net proceeds to Charter of approximately $2,678 million after deducting underwriting discounts and commissions. Charter intends to use the net proceeds from the sale of the New Notes to finance its previously announced tender offer for any and all of its outstanding $1.0 billion 7.25% Senior Notes due 2017 (the “2017 Notes”) at a purchase price equal to $1,040.50 per $1,000 principal amount thereof plus accrued and unpaid interest and $700 million 8.125% Senior Notes due 2020 (together with the 2017 Notes, the “Subject Notes”) at a purchase price equal to $1,045.50 per $1,000 principal amount thereof plus accrued and unpaid interest, to redeem a portion of its 7.00% Senior Notes due 2019 at a purchase price equal to $1,035.00 per $1,000 principal amount thereof plus accrued and unpaid interest, to pay related fees and expenses and for general corporate purposes.

The New Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as the Joint Book-Running Managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy the New Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful, nor is it an offer to purchase, or the solicitation of an offer to sell the Subject Notes.

About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand.

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Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

Risks Related to Bright House Networks, LLC. (“Bright House”) and Comcast Corporation ("Comcast") Transactions

•	the ultimate outcome of the proposed transaction between us and Bright House including the possibility that such transaction may not occur if closing conditions are not satisfied;

•	the ultimate outcome of the proposed transactions between us and Comcast including the possibility that such transactions may not occur if closing conditions are not satisfied;

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if any such transactions were to occur, the ultimate outcome and results of integrating operations and application of our operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential programming dis-synergies;

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the impact of the proposed transactions on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention;

•	the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transactions;

•	the increase in indebtedness as a result of the proposed transactions, which will increase interest expense and may decrease our operating flexibility;

Risks Related to Our Business

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our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, voice, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, video provided over the Internet and providers of advertising over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies;

•	the effects of governmental regulation on our business or potential business combination transactions;

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the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets;

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and our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.